CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Northeast Bancorp:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-32095), (No. 33-58538), (No. 33-32096) and (No. 33-87976) of
Northeast Bancorp of our report dated July 30, 1999, with respect to the consolidated financial statements of Northeast Bancorp and Subsidiary included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

Portland, Maine                             /s/ Baker Newman & Noyes
                                            _________________________
September 22, 1999                          Limited Liability Company